SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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|_| Definitive Proxy Statement

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|_| Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

KBF Pollution Management, Inc.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KBF POLLUTION MANAGEMENT, INC.
1 Jasper Street, Paterson, New Jersey 07522 973-942-7700

TO THE SHAREHOLDERS OF KBF POLLUTION MANAGEMENT, INC.:

The Board of Directors (the “Board of Directors”) of KBF Pollution Management, Inc. (the “Company”) will hold the Annual Meeting of Shareholders at the Brownstone House located at 351 Broadway, Paterson, New Jersey 07522 on September 24, 2003 at 10:00 a.m. Eastern Daylight Savings Time in order to consider and act on the following proposals:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock on a one (1)-for- twenty (20) basis and to decrease the number of authorized shares of common stock of the Company from 500,000,000 to 50,000,000.

2. To approve the amendment of the Company's certificate of incorporation to authorize 5,000,000 shares of a new class of "blank check" preferred stock.

3. To approve the reincorporation of the Company in the State of Delaware (the "Reincorporation"), to be effected pursuant to an Agreement and Plan of Merger, by and between the Company and Veridium Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Delaware Company") pursuant to which the Company will merge with and into the Delaware Company and the Delaware Company will be the surviving corporation.

4. To approve the 2003 Stock Option/Stock Issuance Plan.

5. To elect the entire board of directors.

6. To ratify the selection of Withum, Smith & Brown as our independent auditors for the fiscal year ending December 31, 2003.

Only holders of the Common Stock at the close of business on July 31, 2003 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof. You are urged to carefully review the information contained in the accompanying proxy statement.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. This will insure that your shares are voted in accordance with your wishes. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting. Your interest and support of the Company are appreciated.

Kevin E. Kreisler
Chairman, President
And Chief Executive Officer

Paterson, New Jersey
August 25, 2003

KBF POLLUTION MANAGEMENT, INC.
1 Jasper Street, Paterson, New Jersey 07522 973-942-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 24, 2003

TO THE SHAREHOLDERS OF KBF POLLUTION MANAGEMENT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of KBF Pollution Management, Inc. (the "Company") will be held at the Brownstone House located at 351 Broadway, Paterson, New Jersey 07522 on September 24, 2003 at 10:00 a.m. Eastern Daylight Savings Time for the following purposes:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock on a one (1)-for- twenty (20) basis and to decrease the number of authorized shares of common stock of the Company from 500,000,000 to 50,000,000.

2. To approve the amendment of the Company's certificate of incorporation to authorize 5,000,000 shares of a new class of "blank check" preferred stock.

3. To approve the reincorporation of the Company in the State of Delaware (the "Reincorporation"), to be effected pursuant to an Agreement and Plan of Merger, by and between the Company and Veridium Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Delaware Company") pursuant to which the Company will merge with and into the Delaware Company and the Delaware Company will be the surviving corporation.

4. To approve the 2003 Stock Option/Stock Issuance Plan.

5. To elect the entire board of directors.

6. To ratify the selection of Withum, Smith & Brown as our independent auditors for the fiscal year ending December 31, 2003.

7. Such other business as may properly come before the Annual Shareholders' Meeting or any adjournment thereof.

Shareholders of record at the close of business on July 31, 2003 are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and promptly mail the enclosed proxy in the enclosed addressed envelope, which does not require postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin E. Kreisler
Chairman, President
and Chief Executive Officer

Paterson, New Jersey
August 25, 2003

KBF POLLUTION MANAGEMENT, INC.
1 Jasper Street, Paterson, New Jersey 07522 973-942-7700

PROXY STATEMENT
KBF POLLUTION MANAGEMENT, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 24, 2003

This Proxy Statement is furnished to the shareholders of KBF Pollution Management, Inc., a New York corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on September 24, 2003 at the Brownstone House located at 351 Broadway, Paterson, New Jersey 07522 at 10:00 a.m. Eastern Daylight Savings Time.

The approximate date on which this Proxy Statement and the accompanying proxy card will be sent to shareholders is August 28, 2003.

VOTING

General

The securities which can be voted at the Annual Meeting consist of common stock of the Company, $.00001 par value per share (“Common Stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is July 31, 2003. On the record date, 375,397,705 shares of Common Stock and 104,242,210 shares of exercisable options for Common Stock and shares into which currently outstanding debentures and other obligations are convertible into were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to approve the Reincorporation. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock who cast a vote at the Annual Meeting is required to effectuate a reverse stock split and decrease the number of authorized shares of Common Stock, to approve the 2003 Stock Option/Stock Issuance Plan and to ratify the selection of Withum, Smith & Brown as independent auditors. The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock who cast a vote at the Annual Meeting is required to elect the entire board of directors. Shares which abstain from voting, and shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to Proposal 1, 2, 3, 4, 5, and 6, will be counted for purposes of determining whether a quorum is present but will not be counted as votes in favor of such Proposal(s). Accordingly, abstentions and "broker non-votes" with respect to voting on any of the Proposals shall not constitute a vote cast. Approval of any one of the Proposals is not a condition precedent to the approval of any of the other Proposals.

Voting by Proxy

All properly executed proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given.

If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" each of the Proposals.

If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Corporation, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person and by telephone. Directors and employees will not receive additional remuneration for soliciting proxies. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2003 by each person or group that is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, each director of the Company, each of the executive officers of the Company and all directors and executive officers of the Company as a group (9 persons).

This information is based upon information received from or on behalf of the named individuals.

The following table sets forth, as of July 31, 2003, certain information concerning stock ownership by persons known by the company to own beneficially 5% or more of the outstanding shares of the Company’s Common Stock, each director, and all officers and directors of the Company as a group.

Name and Address of Beneficial Holder or Identity or Group (1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Stock
Kevin E. Kreisler P. O. Box 284 Mount Arlington, NJ 07856	58,752,090	15.65%(2)
Lawrence Kreisler 14 Maria Drive Sparta, NJ 07871	39,216,480	10.45%(3)
Kathi A. Kreisler 14 Maria Drive Sparta, NJ 07871	17,447,505	4.65%
Ron Pagano P.O. Box 568, Waterloo Road Stanhope, NJ 07874	15,000,000	4.01%
R.M. Jones & Co., Inc. 595 John Downey Drive New Britain, CT 06051	15,250,000	4.06%(4)
James Green 6 Narragansett Court Narragansett, RI 02882	18,430,000	4.91%(5)
Stephen Lewen 10 Cabriolet Lane Melville, NY 11747	9,382,145	2.5%(6)
John Armas 4 Lenore Court Long Valley, NJ 07853	8,250,000	2.2%(7)
Richard Krablin 319 Greens Ridge Road Stewartsville, NJ 08886	8,250,000	2.2%(8)
All Officers and Directors as a group of nine persons	191,478,220	50.63%
Kreisler Family as a Group	138,143,983	36.96%

1. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage ownership is based on 375,397,705 shares of Common Stock outstanding and 104,242,210 shares of exercisable options for Common Stock and shares into which currently outstanding debentures and other obligations are convertible into.

2. Includes performance based compensation subject to vesting criteria.

3. Includes performance based compensation subject to vesting criteria.

4. Includes 450,000 shares of exercisable options for Common Stock and 12,000,000 shares of stock into which existing obligations are convertible into, which amount is subject to further adjustment.

5. Includes 14,430,000 shares of exercisable options for Common Stock subject to performance based vesting criteria.

6. Includes 6,650,000 shares of exercisable options for Common Stock.

7. Includes 8,250,000 shares of exercisable options for Common Stock subject to performance based vesting criteria.

8. Includes 6,700,000 shares of exercisable options for Common Stock subject to performance based vesting criteria.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND TO DECREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

The Company proposes that shareholders approve an amendment to the NY Charter (the “Amendment”) providing for a reverse stock split on a one (1)-for- twenty (20) basis and a decrease in the number of authorized shares of Common Stock from 500,000,000 to 50,000,000 shares. The par value of the Common Stock would change to $.001 per share.

The Board of Directors believes that the proposed decrease in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. Decreasing the number of authorized common stock will increase the trading price of the Company’s common stock to an amount which the Company believes will be more attractive to investors. Furthermore, an increase in the trading price of the Company’s common stock will help the Company satisfy the listing requirements of the American Stock Exchange.

If this Proposal 1 is approved and Proposal 3, the Reincorporation, is also approved, pursuant to the reverse stock split, the decrease in the number of authorized shares of Common Stock would be accomplished by the merger of the Company with and into the Delaware Company which will be the surviving corporation after the merger and which will be authorized to issue 50,000,000 shares of Common Stock, $.001 par value.

If this Proposal 1 is approved, and Proposal 3, the Reincorporation is not approved, the reverse stock split and the decrease in the number of authorized shares of Common Stock will be effectuated by amending Article FOURTH of the NY Charter to read as follows:

"FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000, at .001 par value."

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Company’s common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company’s common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of the Company’s common stock after the reverse stock split (the "New Shares") will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock outstanding before the reverse stock split (the "Old Shares"). For example, based on the market price of the Company’s common stock on July 31, 2003 of $0.04 per share, there can be no assurance that the post-split market price of the New Shares would be $0.80 per share or greater. Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will increase the Company’s ability to attract additional investors.

While the Board of Directors believes that a higher stock price may help the Company attract additional investor interest, there can be no assurance that the reverse stock split will result in a per share price that will increase the Company’s ability to attract additional investors.

A decline in the market price for the Company’s common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company’s common stock could be adversely affected following a reverse stock split.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

  Twenty Old Shares owned by a stockholder would be exchanged for one New Share;

  the number of shares of Common Stock issued and outstanding will be reduced from approximately 479,639,915 shares to approximately 23,981,996 shares;

  all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, 1/20th of the number of shares of New Stock that such holders would have been able to purchase upon exercise of their options and warrants immediately preceding the reverse stock split at an exercise price equal to twenty times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid thereof upon exercise as immediately preceding the reverse stock split.

The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than twenty shares. This, however, is not the purpose for which the Company is effecting the reverse stock split. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by twenty will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of Common Stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTC Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment thereof as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Accounting Matters. The reverse stock split will not affect the par value of Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company’s shares of common stock or obtain control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve this Proposal 1 to authorize the Board of Directors to implement the reverse stock split, but do not approve Proposal 3, the Reincorporation, the Company will file an amendment to its Certificate of Incorporation with the Secretary of State of the State of New York. The reverse stock split will become effective at the time specified in the amendment to the Certificate of Incorporation (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

If the stockholders approve this Proposal 1 to authorize the Board of Directors to implement the reverse stock split, and also approve Proposal 3, the Reincorporation, the reverse stock split will be accomplished by the merger of the Company with and into the Delaware Company which will be the surviving corporation.

As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, American Continental Stock Transfer and Trust, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters' rights with respect to the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Approval of this Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company who cast a vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 50,000,000.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE 5,000,000 SHARES OF A NEW CLASS OF “BLANK CHECK” PREFERRED STOCK

General

The Company proposes that shareholders approve an amendment to the NY Charter (the “Amendment”) authorizing 5,000,000 shares of a new class of “blank check” preferred stock.

If this Proposal 2 is approved the authorization of the issuance of 5,000,000 shares of a new class of “blank check” preferred stock will be effected by inserting Article FOURTH (b) to the NY Charter to read as follows:

"FOURTH (b): The corporation shall have authority to issue 5,000,000 shares of “blank check” preferred stock, at .001 par value."

Purpose of the Proposal
The Company believes that the proposed authorization to create a new class of preferred stock may assist in achieving future acquisitions and in meeting future Company needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, having the authority to issue the shares may avoid the time, delay and expense of a special shareholders’ meeting to authorize the issuance of preferred stock. No further action or authorization by the Company’s shareholders would be necessary prior to issuance of such stock, except as may be required under certain circumstances for a particular transaction by applicable law or regulation.

The Company has no specific agreements, commitments or plans at this time for the sale or other use of the preferred stock. However, in the event of a future acquisition, the Company may need to issue shares of preferred stock as part of the acquisition or to raise capital to fund such acquisition. Because acquisition processes are fast-paced, complex and unpredictable, the Company cannot predict when and if stock issuance to acquisition targets or for capital raising purposes will be required as a commitment in connection with a specific acquisition.

The preferred stock that would be authorized by this amendment is referred to as “blank check” preferred stock. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions are determined by the board of directors of a corporation. As such, the Board of Directors will, in the event of the approval of this proposal, be entitled to authorize the creation and issuance of up to 5,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be deemed in the sole discretion of the Board of Directors, and no further authorization will be required from the Company’s shareholders.

Possible Adverse Effects of the Proposal

 The issuance of the preferred stock may be viewed as having adverse effects upon the holders of Common Stock. Holders of Common Stock will not have preemptive rights with respect to the preferred stock. The issuance of the preferred stock could result in the dilution of percentage ownership of existing shareholders. The issuance of preferred stock could possibly dilute book value per share and/or earnings per share.

Possible Anti-Takeover Effects of the Proposal

The authorization or issuance of “blank check” preferred stock may be viewed as being an “anti-takeover” device. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not believe to be in the best interests of the Company or its shareholders, the Board of Directors could issue additional preferred stock which could make any such takeover attempt more difficult to complete. “Blank check” preferred stock may also be used in connection with the issuance of a shareholders’ rights plan, sometimes called a poison pill. The Board of Directors does not intend to issue any preferred stock except on terms that the Board of Directors deems to be in the best interest of the Company and its shareholders. Nevertheless, the authorization of “blank check” preferred stock may have the effect of delaying, deferring or preventing hostile takeovers or changes in the control or management of the Company, even if doing so would be beneficial to the Company’s Shareholders.

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company who cast a vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 TO AMEND THE CERTIFICATE OF INCORPORATION AUTHORIZING 5,000,000 SHARES OF A NEW CLASS OF “BLANK CHECK” PREFERRED STOCK.

PROPOSAL 3

REINCORPORATION IN THE STATE OF DELAWARE

General

For the reasons set forth below, the Board of Directors unanimously believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from New York to Delaware.

Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation. Throughout this Proxy Statement, the term "Company" refers to the existing New York corporation and the term the "Delaware Company" refers to Veridium Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company formed by the Company for the Reincorporation. The address and phone number of the principal executive office of the Delaware Company are the same as those of the Company.

The Reincorporation will be effected by merging the Company into the Delaware Company (the "Merger"), in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement").

Upon completion of the Merger:

  the Company will cease to exist,

  the Delaware Company will continue to operate the business of the Company under the name “Veridium Corporation”,

  the shareholders of the Company will automatically become the shareholders of the Delaware Company,

  the shareholders will have rights as shareholders of the Delaware Company and no longer as shareholders of the Company, and such rights will be governed by Delaware law, the Delaware Company's Certificate of Incorporation and By-laws rather than by New York law, the NY Charter and by-laws of the Company’s By-laws (“NY By-laws”), and options to purchase shares of Common Stock automatically will be converted into options to acquire shares of the Delaware Company's Common Stock (“Delaware Company Common Stock”) on a one (1)-for twenty (20) basis.

The Reincorporation will not result in any changes in the physical location, business, management, assets, liabilities, net worth or employee benefit plans of the Company. The directors and officers of the Company immediately prior to the Reincorporation will serve as the directors and officers of the Delaware Company following the Reincorporation. Following the Merger, the common stock of Veridium Corporation will trade under the symbol “VERD” on the over the counter bulletin board service of the NASD until such time as the Company’s pending application for listing on the American Stock Exchange is approved, at which time the common stock of Veridium Corporation will trade on the American Stock Exchange under the symbol "VER".

Approval of the Reincorporation will constitute approval of the Merger and the Merger Agreement. Following the Annual Meeting, if the Reincorporation is approved, the Company will submit the Merger Agreement to the office of the New York Secretary of State and the Delaware Secretary of State for filing.

The shareholders' approval of the Reincorporation will constitute their approval of all of the provisions of the Delaware Company Certificate of Incorporation ("Delaware Charter") and Delaware Company’s By-laws, (“Delaware By-laws”) [including those provisions relating to the limitation of director liability and expanded scope of indemnification of directors, officers and key employees under Delaware law, and including those provisions having "anti-takeover" implications, which may be significant to the Company and its shareholders in the future]. The governance of the Delaware Company by Delaware law, the Delaware Charter and Delaware By-laws will or may in the future alter certain rights of the shareholders.

Pursuant to the Merger Agreement, twenty (20) outstanding shares of Common Stock, $.00001 par value, automatically will be exchanged for one (1) share of the Delaware Common Stock, $.00001 par value, upon the Effective Date (as defined below). IT WILL BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING COMPANY STOCK CERTIFICATES FOR THE DELAWARE COMPANY STOCK CERTIFICATES.

Required Vote

Under New York law, the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the Company is required for approval of the Merger and the other terms of the Reincorporation. The Reincorporation has been approved unanimously by the Company's Board of Directors.

If approved by the shareholders, the Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with both Delaware and New York's respective Secretary of State (the "Effective Date").

The Board of Directors intends that the Reincorporation be consummated as soon as practicable following the Annual Meeting. Nonetheless, the Merger Agreement allows for the Board of Directors to abandon or postpone the Reincorporation or to amend the Merger Agreement (except that the principal terms may not be amended without shareholder approval) either before or after the shareholders' approval has been obtained and before the Effective Date, if circumstances arise causing the Board of Directors to deem either such action advisable.

The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Delaware Charter and the Delaware By-laws, a copy of each of which is attached hereto as Exhibits A, B and C, respectively.

Reasons for Reincorporation

Advantages of Delaware Law

For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law has become widely regarded as the most extensive and well-defined body of corporate law in the United States.

Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs.

The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law establishing public policies with respect to corporate legal affairs.

Delaware has a more highly developed body of case law interpreting its corporate statutes than New York, and this case law advantage gives Delaware corporate law an added measure of predictability that is useful in a judicial system based largely on precedent.

These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation.

Furthermore, the Delaware court system provides for the relatively expeditious resolution of corporate disputes. Delaware has a specialized Court of Chancery which hears cases involving corporate law and lacks jurisdiction over tort or criminal cases.

Moreover, appeals to the Supreme Court of Delaware in important cases can be made and decided relatively rapidly.

For these reasons, many American corporations that have initially chosen their home state for their state of incorporation have subsequently changed their corporate domicile to Delaware.

The Board of Directors considered the predictability and flexibility of Delaware law and the efficiency of its judicial process when it approved the present proposal.

The Board of Directors also recognized the possibility that choosing to be governed by the corporate law of Delaware, as so many other corporations have done, may further enhance the reputation of the Company.

In addition, the Company has not maintained offices in the State of New York for many years.

Possible Disadvantages

Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interests of the Company and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states.

For a comparison of shareholders' right and the powers of management under Delaware and New York law see "Significant Differences Between the Corporation Laws of New York and Delaware" below.

Conversion of Stock Certificates

As soon as the Reincorporation becomes effective, the Delaware Company will issue a press release announcing that the transaction has occurred. At the same time, the holders of the old shares of the Company will become entitled to new shares of the Delaware Company. Shares of the Company will convert into shares of the Delaware Company, on these terms:

  The conversion will be on a one (1)-for- twenty (20) basis.

  Twenty (20) shares of the Common Stock of the Company which is outstanding at the effective date will become one (1) share of the Common Stock, par value $.00001 per share, of the Delaware Company.

THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE, FOR EVERY TWENTY (20) SHARES A HOLDER OF COMPANY COMMON STOCK OWNS JUST BEFORE THE REINCORPORATION WILL BE ENTITLED TO ONE (1) SHARE OF DELAWARE COMPANY COMMON STOCK. THEREFORE, SHAREHOLDERS OF THE COMPANY WILL NEED TO EXCHANGE THEIR STOCK CERTIFICATES FOR NEW DELAWARE COMPANY STOCK CERTIFICATES. LIKEWISE, SHAREHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO THE CORPORATION OR THE CORPORATION'S TRANSFER AGENT, BEFORE THE EFFECTIVE DATE OF REINCORPORATION.

Trading of the Stock

After the Reincorporation, those who were formerly shareholders of the Company may continue to make sales or transfers using their Company stock certificates.

The Delaware Company will issue new certificates representing shares of Delaware Company Common Stock for transfers occurring after the Effective Date.

On request, the Delaware Company will issue new certificates to anyone who holds Company stock certificates.

Any request for new certificates will be subject to normal stock transfer requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

After the Reincorporation, the Delaware Company will continue to be a publicly held company, with its common stock tradable on the over the counter bulletin board maintained by the NASD under a new symbol, "VERD".

The Delaware Company will also file with the Securities and Exchange Commission and provide to its shareholders the same types of information that the Company has previously filed and provided.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences to holders of Company Common Stock who receive the Delaware Company Common Stock in exchange for their Company Common Stock as a result of the Reincorporation.

This summary is for general information only. This summary does not address all the tax consequences of the Reincorporation that may be relevant to particular Company shareholders, such as dealers in securities.

In view of the varying nature of such tax consequences, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Reincorporation with respect to such shareholder, including the applicability of federal, state, local or foreign tax laws.

The Reincorporation will constitute a tax-free reorganization under the Internal Revenue Code. No gain or loss will be recognized by holders of Company Common Stock upon receipt of Delaware Company Common Stock pursuant to the Reincorporation.

The tax basis of the Delaware Company Common Stock received by each shareholder will be the same as the aggregate tax basis of the Company Common Stock held by such shareholder at the time of the Reincorporation.

The holding period of the Delaware Company Common Stock received by each shareholder of the Delaware Company will include the period for which such shareholder held the Company Common Stock surrendered in exchange therefore, provided that the Delaware Company Common Stock was held by such shareholder as a capital asset at the time of the Reincorporation.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

This summary does not address potential legislative changes that may affect these consequences.

The Company should not recognize gain or loss for federal tax purposes as a result of the Reincorporation, and the Delaware Company should succeed, without adjustment, to the federal income tax attributes of the Company.

Accounting Treatment of the Merger

In accordance with generally accepted accounting principles, the Company expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost.

Regulatory Approval

The consummation of the Merger is conditioned upon the Company obtaining all required consents of governmental authorities.

To the Company's knowledge, the only required consent to the consummation of the Merger will be the filing of a Certificate of Merger by the Tax Commissioner of the State of New York with the Secretary of State of the State of New York.

Appraisal Rights

New York law does not provide for appraisal rights for dissenting shareholders of the Company in connection with the Merger.

Abandonment

The Board of Directors will have the right to abandon the Merger Agreement and take no further action towards reincorporating the Company in Delaware at any time before the Reincorporation becomes effective, even after shareholder approval, if for any reason the Board of Directors determines that it is not advisable to proceed with the Reincorporation.

Significant Difference Between the Corporation Laws of New York and Delaware

The Reincorporation will effect several changes in the rights of shareholders as a result of differences between the Business Corporation Law of New York (the "New York Law") and the General Corporation Law of Delaware (the "Delaware Law").

The provisions of the New York Law and the Delaware Law differ in many respects.

Summarized below are certain of the principal differences between the New York Law and the Delaware Law affecting the rights of shareholders.

This summary does not purport to be a complete statement of the differences affecting shareholders' rights under the New York Law and the Delaware Law and is subject to, and qualified in its entirety by reference to, all the provisions of these statutes.

Payment of Dividends

Under both the New York Law and the Delaware Law, a corporation may generally pay dividends out of surplus.

In addition, the Delaware Law, unlike the New York Law permits a corporation, under certain circumstances, to pay dividends, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Issuance of Rights and Options to Directors, Officers or Employees

The New York Law requires that holders of a majority of the outstanding shares approve any incentive plan pursuant to which rights or options are to be granted to directors, officers or employees.

The Delaware Law does not require shareholder approval of such incentive plans, although various other applicable legal and regulatory requirements may make shareholder approval of rights or option plans of the Delaware Company necessary or desirable.

Consideration for Shares

Under the New York Law, stock certificates cannot be issued until full payment in the form of cash, or other property, tangible or intangible, labor or services actually received by or performed for the corporation or for its benefit or in its formation or reorganization, a binding obligation to pay the purchase price or the subscription price in cash or other property; a binding obligation to perform services having an agreed value, or any combination thereof, has been made, including shares purchased under a stock option plan permitting installment payments.

Under the Delaware Law, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the Delaware Law may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

Amendment of By-Laws

Under both the New York Law and Delaware Law, the board of directors may amend, adopt or repeal By-laws only if permitted by its certificate of incorporation. The NY By-laws provide that the Board of Directors may amend, adopt or repeal the NY By-laws by majority vote except as otherwise provided by the NY Charter, subject to the rights of shareholders to alter, amend, or repeal those by-laws made by the Board of Directors.

The Delaware Charter specifically permits amendment of the by-laws by the Board of Directors by majority vote in accordance with Delaware Law.

Vote Required for Certain Transactions

The New York Law requires the holders of two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business, unless, however, its certificate of incorporation provides that the holders of a majority of the outstanding stock may approve such transactions.

The Company has not adopted such a provision in its Certificate of Incorporation.

Under the Delaware Law, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets of a corporation without a special provision in its certificate of incorporation, unless the certificate of incorporation provides otherwise.

Furthermore, in the case of a merger under the Delaware Law, shareholders of the surviving corporation do not have to approve the merger at all, unless the certificate of incorporation provides otherwise, if (a) no amendment of the surviving corporation's certificate of incorporation is made by the merger agreement, (b) each outstanding share of the surviving corporation before the merger is unchanged or becomes a treasury share of the surviving corporation and (c) the number of additional shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

Special vote requirements may apply to certain business combinations with interested stockholders.

See the discussion below under the heading "Business Combination Statutes".

Indemnification of Directors and Officers

The New York Law and Delaware Law regarding indemnification by a corporation of its directors and officers both provide that indemnification may be made in connection with non-derivative actions and in connection with derivative actions except where the director or officer is adjudged to be liable to the corporation, unless and only to the extent that, an appropriate court determines that, in view of all the circumstances, such director or officer is fairly and reasonably entitled to such indemnification.

The New York Law additionally provides that indemnification may not be made in connection with derivative actions where a claim is settled or otherwise disposed of.

Both the New York Law and Delaware Law regarding indemnification by a corporation of its directors and officers also provide that the indemnification and advancements of expenses granted pursuant to, or provided by, such laws is not exclusive of any other rights to which a director or officer may be entitled.

The New York Law additionally provides that no indemnification may be made to or on behalf of any director or officer for liability arising from actions taken in bad faith, intentional wrongdoing, or where an improper personal benefit was derived. The Delaware Law contains no such express limitation.

Limitation of Directors' Liability

The Delaware Law permits a corporation to provide in its certificate of incorporation that directors will have limited or no personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for:

  any breach of the director's duty of loyalty,

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  the payment of illegal dividends or distributions, or

  any transaction from which the director derived an improper personal benefit. The Delaware Charter contains such a provision.

The New York Law permits a corporation to provide in its certificate of incorporation that directors will have limited or no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit:

  the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained a financial profit or other advantage to which he was not legally entitled, or that his acts resulted in an improper dividend, redemption of shares, distribution of assets or loan to a director.

Classification of the Board of Directors

The New York Law permits a classified board with as many as four classes which classes must be as nearly equal in number as possible.

The Delaware Law permits the adoption of a classified board of directors pursuant to which the directors can be divided into as many as three classes, but does not specify a minimum number of directors for each class. Neither the Delaware Charter nor the NY Charter provides for a classified board.

Number of Directors

Under the Delaware Law, a corporation may have as few as one director and there is no statutory upper limit on the number of directors.

The specific number may be fixed in the by-laws or in the certificate of incorporation, but if fixed in the certificate of incorporation, may be changed only by amendment of the certificate of incorporation.

If the certificate of incorporation is silent as to the number of directors, the board of directors may fix or change the authorized number of directors pursuant to a provision of the by-laws.

Under the New York Law, a corporation may also have as few as one director, and any higher number may be fixed by the by-laws or by action of the shareholders or of the board of directors under the specific provisions of the by-laws adopted by the shareholders.

The number of directors may be increased or decreased by amendment of the by-laws or by action of the shareholders or of the board of directors under the specific provisions of a by-law adopted by the shareholders, subject to certain limitations.

Removal of Directors

Under the New York Law, directors may be removed by the shareholders for cause, or by either the shareholders or the directors if a corporation's certificate of incorporation so provides. If the certificate of incorporation or by-laws provide, directors may be removed without cause by a vote of the shareholders. Under the Delaware Law, directors may be removed with or without cause by a majority vote of the shareholders, unless the certificate of incorporation provides otherwise, except that in the case of a corporation whose board is classified, shareholders may effect such removal only for cause.

The Delaware Charter does not contradict the Delaware Law with regard to removal.

Transactions with Interested Directors; Loans and Guarantees of Obligations of Directors

The New York Law provides several methods for establishing the validity of transactions between a corporation and interested directors.

One method requires a vote that would be sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors.

The comparable provision of the Delaware Law requires only the affirmative vote of a majority of the disinterested directors, without requiring that such vote would be sufficient alone to be the act of the board or committee.

Under the New York Law, the holders of a majority of the shares entitled to vote, excluding any shares of the director who is the proposed borrower, are required to approve any loans to, or guarantees of obligations of, a director.

Under the Delaware Law, a board of directors may authorized loans or guarantees of indebtedness to employees and officers, including any employee or officer who is a director.

Business Combination Statutes

The New York Law prohibits any "business combination" (as therein defined) between a domestic corporation and an "interested stockholder" for five years after the date that the interested stockholder became an interested stockholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder.

After five years, such a business combination is permitted only if (a) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested stockholder or (b) certain statutory fair price requirements are met.

An "interested stockholder" is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation.

The Delaware Law prohibits any "business combination" (as therein defined) between a Delaware corporation and an "interested stockholder" for three years following the date that the interested stockholder became an interested stockholder unless:

  prior to that time the board of directors approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder,

  upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder held at least 85% of the outstanding voting stock of the corporation (not counting shares owned by officers and directors and certain shares in employee stock plans), or on or subsequent to such time the business combination is approved by the board of directors and at least two-thirds of the outstanding shares of voting stock is not owned by the interested stockholder. The Delaware Law defines "interested stockholder" as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation.

Shareholder Action by Written Consent

The New York Law permits shareholder action in lieu of a meeting only if all the shareholders who would have been entitled to vote upon a given action if a meeting were held on such action consent in writing to such action, unless the corporation's certificate of incorporation permits the holders of at least the minimum number of votes required to authorize such action to take the action. The Delaware Law permits shareholder action in lieu of a meeting upon the consent of holders of the minimum number of votes that would be necessary to take an action, unless otherwise prohibited by the corporation's certificate of incorporation.

The Delaware Charter does not prohibit such shareholder action by written consent.

Inspection of Shareholders' Lists

The New York Law provides a right of inspection to any shareholder upon at least five days' written demand for any purpose reasonably related to such person's interest as a shareholder. The corporation has certain rights calculated to assure itself that the demand for inspection is not for a purpose or interest other than that of the corporation.

The Delaware Law permits any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder and, during the ten days preceding the shareholders' meeting, for any purpose germane to that meeting.

Dissenters' Rights

The New York Law provides that a dissenting shareholder has the right to receive the fair value of his or her shares if he or she objects to:

  certain mergers and consolidation,

  certain dispositions of assets requiring shareholder approval,

  a share exchange, or

  certain amendments to the certificate of incorporation which adversely affect the rights of such shareholder.

The Delaware Law provides such appraisal rights only in the case of a shareholder objecting to certain mergers or consolidations, and such appraisal rights do not apply (x) to shareholders of the surviving corporation in a merger if shareholder approval of the merger is not required, or (y) to any class of stock which is either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 holders, unless shareholders are required to accept for their shares in the merger or consolidation anything other than common stock of the surviving corporation, common stock of another corporation that is so listed or held, cash in lieu of fractional shares or any combination of the foregoing.

Redemption of Shares

The New York Law generally permits redemption of shares of common stock only at the option of the corporation.

The Delaware Law permits redeemable shares to be subject to redemption, in accordance with the terms thereof, by the corporation at its option or at the option of the holders thereof, provided that at the time of such redemption the corporation has outstanding shares of at least one class or series with full voting powers that is not subject to redemption.

Holding Company Reorganization

While no analogous provision exists under the New York Law, the Delaware Law permits a Delaware corporation to reorganize as a holding company without shareholder approval. The reorganization contemplated by the statute is accomplished by merging the subject corporation with or into a direct or indirect wholly owned subsidiary of the corporation and converting the stock of the corporation into stock of another direct or indirect wholly owned subsidiary of the corporation, which would be the new holding company. The statute eliminates the requirement for a shareholder vote on such a merger but contains several provisions designed to ensure that the rights of stockholders are not changed by or as a result of the merger, except and to the extent that such rights could be changed without such shareholder approval under existing law.

The Certificate of Incorporation and By-Laws of the Company and the Delaware Company

The Delaware Charter and Delaware By-laws will be in effect and will govern the rights of shareholders in the event that this Proposal 3 is approved and the Reincorporation takes place. The Delaware Charter is substantially similar to the NY Charter. In addition to differences described below, certain other differences between the two arise primarily as a result of differences between the New York Law and the Delaware Law as discussed above. The material differences between the NY Charter and by-laws and the Delaware Charter and by-laws are described below. The Delaware By-laws reflect the Delaware Law and the provisions of the Delaware Charter, as well as certain administrative differences and changes made to modernize and update the Delaware By-laws. Copies of the NY Charter and By-laws are available for inspection at the principal office of the Company and copies will be sent to shareholders upon request. Approval by the shareholders of the Reincorporation will constitute an approval of the inclusion in the Delaware Charter and By-laws of each of the provisions described below.

Purpose Clause

The "purpose" clause of the Delaware Charter has been revised to permit the Delaware Company to engage in any lawful act or activity for which corporations may be organized under the Delaware Law. The NY Charter contains additional historical language in its "purpose" clause which is no longer necessary.

Authorized Stock

The NY Charter authorizes 500,000,000 shares of capital stock, which consist of shares of Common Stock, par value $.00001. The Delaware Charter provides for 50,000,000 shares of Common Stock, par value $.00001 per share.

The NY Charter does not specifically authorize the issuance of shares of Preferred Stock. Presently, the Company has no issued and outstanding shares of Preferred Stock.

The Delaware Charter authorizes the Delaware Company to issue 5,000,000 shares of Preferred Stock, par value $.001 per share.

Indemnification and Limitation of Liability

The Delaware Charter and By-laws provide for indemnification of directors and officers (including provisions authorizing the advancement of expenses incurred in connection with certain applicable proceedings) to the fullest extent permitted by the Delaware Law. The NY By-laws provide for the limitation of liability and for indemnification of directors and officers of the Company to the fullest extent permitted by NY Law.

Furthermore, the Delaware Charter provides that directors of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Law.

In general, the purpose of the changes in the Delaware Charter is to provide indemnification and exculpation provisions that are customary in modern charter documents of Delaware corporations (particularly in charter documents of major, public corporations that have incorporated in Delaware).

Number of Directors; Filling Vacancies

The NY By-laws provide that there shall be as many as seven (7) directors, subject to change by amendment to the By-laws and/or as provided in the NY Charter. The Company presently has five (5) members on its Board of Directors. In the event of an increase in the number of directors, the By-laws provide that additional directors may be elected by the Board of Directors.

The Delaware By-laws provide that the Board of Directors shall initially consist of seven (7) directors, but may be increased to up to fifteen (15), the exact number thereof to be determined from time to time by vote of a majority of the Board of Directors. In addition, the By-laws provide that any vacancy on the board of directors of the Delaware Company (the “Delaware Board”) that results from an increase in the number of directors may be filled by a majority vote of the remaining Board then in office.

Annual Meetings

The Delaware By-laws provide that Annual meetings of shareholders shall be held on the first Tuesday of March in each year, or as soon thereafter as practicable. The NY By-laws provide that Annual meetings of shareholders shall be held within five months after the close of the fiscal year of the Company.

Other Changes to Reflect Technical Differences Between Delaware Law and New York Law

In addition to the changes described above, certain technical changes have been made in the Delaware Charter and By-laws from the NY Charter and By-laws to reflect differences between the Delaware Law and the New York Law. Such technical changes include: designation of a registered office and registered agent in the State of Delaware; changes in the minimum and maximum number of days applicable for giving notice of meetings and for setting record dates to be consistent with Delaware law; and changing references in the By-laws to place or to applicable law from New York to Delaware.

Approval of this Proposal 3 requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM NEW YORK TO DELAWARE BY MEANS OF A MERGER OF THE COMPANY WITH AND INTO A WHOLLY-OWNED DELAWARE SUBSIDIARY.

PROPOSAL 4

APPROVAL OF THE 2003 STOCK OPTION/STOCK ISSUANCE

At the Meeting, our stockholders will be asked to vote upon a proposal to approve the 2003 Stock Option/Stock Issuance Plan (the “Plan”).

Reasons for the Proposal

The Board believes that stock options and stock issuances are important to attract, retain and motivate persons who make, or are expected to make, important contributions to the Company. The purpose of the Plan is to further our growth and success by enabling our officers, employees, non-employee Board members and independent consultants to acquire shares of common stock, thereby increasing their personal interest in our growth and success and by providing a means of rewarding outstanding performance by these individuals. The Board believes that it is important that the Company have the incentive of stock options and stock issuances available as a means of attracting and retaining highly qualified and motivated personnel.

Equity Incentive Programs

The Plan consists of two separate equity programs: (i) the Discretionary Option Grant Program and (ii) the Stock Issuance Program. The principal features of each program are described below. The Board will have the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee Board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a primary committee of two or more Board members to make option grants to our executive officers, non-employee Board members or any other individuals. The Board may also appoint a secondary committee of one or more Board members to make option grants and stock issuances to individuals other than our executive officers and non-employee Board members. The term Plan Administrator, as used in this summary, will mean the Board, a primary committee or a secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. All grants under this program will be made in strict compliance with the express provisions of such programs.

Share Reserve

An aggregate of 2,500,000 shares of Common Stock are reserved for issuance over the term of the Plan. In addition, the number of shares of Common Stock reserved for issuance under the Plan automatically increases on the first trading day of January each calendar year, by an amount equal to eight percent (8%) of the total number of shares of Common Stock outstanding on the last trading day in December of the preceding calendar year. The shares of Common Stock issuable under the Plan may be drawn from shares of our authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding options under the Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the Plan will not be available for reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan will be reduced only by the gross number of shares for which the option is exercised or which vest under the stock issuance and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

Eligibility

Our officers and employees, non-employee Board members and independent consultants in our service or the service of our parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. As of July 31, 2003, six (6) executive officers, four (4) non-employee Board members and about seventy (70) other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.

Valuation

The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing bid price per share on that date on the OTC Bulletin Board. On July 11, 2003, the fair market value per share determined on such basis was $0.04.

Discretionary Option Grant Program

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and options will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. However, the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares. Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service. In addition, the Plan Administrator is authorized to grant stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program. Stock appreciation rights under the Discretionary Option Grant Program provide the holders with the right to surrender their options for an appreciation distribution. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

Stock Issuance Program

Shares of Common Stock may be issued under the Stock Issuance Program at a price per share no less than fair market value unless otherwise determined by the Plan Administrator and for such valid consideration under applicable law as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares subject to each such issuance and the vesting schedule to be in effect for the stock issuance. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

General Provisions

Acceleration

In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation, (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the grant. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable for all the option shares in the event the optionee's service with us or the successor entity is terminated (actually or constructively) within a designated period following an acquisition in which those options are assumed. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions. The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon (i) an acquisition, whether or not the options are to be assumed or (ii) upon a change in control (whether effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of our Board effected through one or more contested elections for Board membership) or a subsequent termination of the optionee's service within a designated period following the change in control. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon an acquisition or other change in control transaction. The acceleration of vesting in the event of a change in our ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Stockholder Rights and Option Transferability

No optionee will have any stockholder rights with respect to option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Generally, options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options, to the extent permitted by the Plan Administrator, may be transferred or assigned during optionee's lifetime (i) as a gift to one or more members of the optionee's immediate family, to a trust in which the optionee and/or one or more such family members hold more than 50% of the beneficial interest, or to an entity in which more than 50% of the voting interests are owned by one or more such family members or (ii) under a domestic relations order.

Changes in Capitalization

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase automatically each year, (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding options thereunder.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through a full-recourse interest-bearing promissory note, the terms of which shall be established by the Plan Administrator. However, the maximum amount of financing provided to any participant may not exceed the aggregate option exercise price or purchase price payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of those shares.

Special Tax Election

The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate no later than August 26, 2013.

Federal Income Tax Consequences

Option Grants

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non- statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. If the shares acquired upon exercise of the non-statutory option are unvested and subject to our repurchase in the event of the optionee's termination of service prior to vesting of those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will generally be allowed for the taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non- statutory option grants.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code Section 162(m).

Accounting Treatment

Option grants under the Discretionary Option Grant with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have on our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis. Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to us in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest. On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to our reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares. Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Plan. Should such stockholder approval not be obtained, then any stock options granted under the Plan on the basis of this increase will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made. Officers, directors and stockholders of the Company, owning in the aggregate more than 50% of our outstanding voting stock, have agreed, under certain voting agreements, to vote their shares in favor of this amendment to the Plan. Accordingly, the approval of this amendment is assured.

As of July 31, 2003, no stock options have been granted and no shares of Common Stock have been issued, under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 APPROVING THE 2003 STOCK OPTION/STOCK ISSUANCE PLAN.

PROPOSAL 5

ELECTION OF DIRECTORS

At the annual Meeting, seven (7) directors who will constitute or entire board of directors are to be elected. If elected, each nominee will continue in office until the expiration of his term and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation, retirement or removal. Each nominee has indicated to the company that he or she will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the board of directors. Biographical information regarding each nominee follows. The age of each nominee is as of August 27, 2003, the date of the Annual Meeting.

Nominees for term expiring in 2006:

Kevin Kreisler, Chairman of the Board, President and Chief Executive Officer of the Company, served as president from February 2000 to the present, vice president from January 1998 to February 2000 and director since July 1998. With over fourteen years of experience in the industry, Mr. K. Kreisler is charged with implementation of the Company’s growth initiatives. Mr. Kreisler has continuously worked for the Company in various capacities since 1990. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management, M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler, 30, is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey. He is the son of Lawrence Kreisler and Kathi Kreisler.

Lawrence M. Kreisler, Vice Chairman and Chief Technology Officer of the Company, is a co-founder of the Company and was Chairman of the Board and a Director from March 1984 to March 2003. Mr. L. Kreisler served as president from 1995 to February 2000 and is the inventor of the technology with which the Company transacts its principal businesses. He served as vice president, secretary and treasurer from March 1984 through December 1994. From 1973 to 1984 Mr. L. Kreisler managed pollution treatment systems for several companies in the metal finishing industries. Mr. L. Kreisler, 56, is the husband of Kathi Kreisler, vice president and acting secretary and treasurer of the Company, and the father of Kevin Kreisler, the Company’s Chairman, President and Chief Executive Officer.

Nominees for term expiring in 2005:

Chris Jones is the majority owner and president of R.M. Jones & Co., Inc., where he administers the operation of a $40MM group of companies including Micro Care Corporation, Gilbert & Jones Company, Inc., and Bertram Controls Corp. As president of R.M. Jones, founded in 1954, Mr. Jones founded and played a driving role in the successful development of the Jones Environmental Services Division, which was recently acquired by the Company. Mr. Jones graduated from Staunton Military Academy with honors before serving in the Submarine Service of the U.S. Navy where he received three presidential unit citations and four other medals. Mr. Jones is the Selectman of the Town of New Hartford, Connecticut, and a member of the New Hartford Economic Development Commission. Mr. Jones, 55, will guide and assist the Company with its ongoing growth as a member of the Company’s board of directors.

Ron Pagano has extensive experience in the investment banking industry working for some of the industry’s leading firms and has performed services for a broad array of clients. Mr. Pagano, 44, joined the Company’s board of directors in December 2002.

Dr. Stephen Lewen, a director since 1998, has been a physician, and a member of Suffolk Ophthalmology Associates, P.C. in Bayshore, New York. Dr. Lewen has held a critical role in the development of the Company’s business model commencing with the Company’s research and development stage. Dr. Lewen, 50, is a graduate of Cornell University, Columbia University and Chicago Medical School.

Nominees for term expiring in 2004:

James Hanrahan has over 20 years of diversified business experience, beginning at UOP Process Division (Allied Signal/Honeywell) from 1988-1990, where he held positions in process development, technical service and marketing. UOP is the world leader in the development and licensing of oil refining technology. For the next two years, Mr. Hanrahan was Commercial Development Manager at W.R. Grace, a specialty chemicals conglomerate, where he focused on the commercialization of new water treatment and membrane technologies. Mr. Hanrahan next worked for Horsehead Industries, Inc., an industrial holding company with two primary operating companies – Horsehead Resource Development (HRD), a leader in inorganic hazardous waste recycling, and Zinc Corporation of America (ZCA), a leader in zinc production and value-added zinc products. In 1990, Mr. Hanrahan joined HRD and worked with senior management in the final stages of an IPO, after which he became Director of Finance and then Vice President of Finance. In 1997, Mr. Hanrahan became a corporate officer of Horsehead Industries and from 1997-1999 he was President of Sterling Resources, Inc., a spin-off environmental services consulting business. Mr. Hanrahan then became Senior Vice President/Division Head of HRD, a national business servicing primarily the U.S. steel industry with five hazardous waste recycling facilities and nearly $300 million of assets. Mr. Hanrahan, 46, received a M.B.A from the University of Chicago and a B.S. in Chemical Engineering from Cornell University.

Rich Krablin has served, most recently in his career, as Senior Vice President of Environment, Health and Safety for both Horsehead Industries, Inc., the premier zinc recycler in the country. Prior to joining Horsehead, Dr. Krablin had a multi-tasked career with Atlantic Richfield Company (ARCO) where he directed the worldwide environmental affairs of the mining and mineral processing subsidiary and managed the legacies and Superfund sites of the former Anaconda Co. Dr. Krablin started his industry career with The Anaconda Co. in Montana. Dr. Krablin, 58, has a PhD and MS in physics from Drexel University in Philadelphia and a BS in physics from Lafayette College, and is a graduate of the Stanford Executive Program for business leaders. Dr. Krablin is Veridium’s chief compliance officer.

Kathi Kreisler will retire from the board of directors concurrently with the completion of the reincorporation of the Company in the state of Delaware if Proposal 3 is approved. Ms. Kreisler will serve as the Delaware Company’s secretary and treasurer on an acting basis until the Delaware Company’s board appoints a new secretary and treasurer at a later date.

The Directors of the Company are elected at the annual meeting of stockholders, and serve until completion of their term. The Company’s executive officers are appointed by and serve at the discretion of the Board of Directors, subject to the terms and conditions of the employment agreements described below. There are no arrangements or understandings between any of the Directors of the Company and any other person pursuant to which such person was selected as a Director of the Company.

Approval of this Proposal 5 requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company who cast a vote at the Annual Meeting.

THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5 TO APPROVE THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

PROPOSAL 6

RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal 2003

The Company has appointed Withum, Smith & Brown as our independent auditors for 2003. We are not required to have the shareholders ratify the selection of Withum, Smith & Brown as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Company will reconsider whether or not to retain Withum, Smith & Brown, but may retain such independent auditors. Even if the selection is ratified, the Company, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Withum, Smith & Brown are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

Approval of this Proposal 6 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company who cast a vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6 TO RATIFY THE APPOINTMENT OF WITHUM, SMITH & BROWN AS OUR INDEPENDENT AUDITORS FOR FISCAL 2003.

Change in Auditors

Our board of directors appointed the independent certified accounting firm of Withum, Smith & Brown to audit our financial statements for the year ended December 31, 2003. Accordingly, our prior accounting firm, Irving, Handel & Co., was dismissed as our independent auditors effective January 29, 2003, the date when written notification was delivered to that firm. The appointment of Withum, Smith & Brown as our independent auditors was effective as of January 29, 2003.

The audit reports of Irvin, Handel & Co. on our financial statements as of December 31, 2001, for the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements between us and Irving, Handel & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Irving, Handel & Co., would have caused Irving, Handel & Co. to make reference to the matter in their reports.

Fees Paid to Our Independent Auditors

The following table sets forth the fees we incurred for the services of Withum, Smith & Brown during the fiscal years ended December 31, 2002 and for the services of Irving, Handel & Co. during the fiscal years ended December 31, 2001:

	2002	2001
Audit Fees (1)	$90,000	$25,000
Audit Related Fees (2)	50,000	--
Tax Fees (3)	15,000	4,000(4)
All Other Fees	--	--
	$155,000	$29,000

(1) Audit fees consist of services rendered to us for the audit of our annual financial statements, review of our quarterly financial statements, consents, assistance with and review of documents (including a registration statement) filed with the Securities and Exchange Commission.

(2) Audit related fees consist of accounting consultations and audits in connection with business combinations and consultations concerning financial accounting and reporting standards.

(3) Tax fees consist of tax compliance, tax consultations and tax return preparation.

(4) Tax fees paid to Moses, Dima & Co., P.C.

Policies Regarding Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services performed by our independent auditor must be pre-approved by the audit committee or a designated member of the audit committee, whose decisions must be reported to the entire audit committee at its next scheduled meeting. Approval may be for a general class of permitted services, such as annual audit services. The term of any general pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any services that have not received general pre-approval will require specific pre-approval. In addition, specific pre-approval will be required for any service that exceeds pre-approval fee levels established annually by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent auditor and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board of directors are kept informed of the company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. We currently have five (5) members on our board of directors. With the exception of Lawrence M. Kreisler and Kathi A. Kreisler, who are husband and wife, and Kevin E. Kreisler, who is Lawrence M. Kreisler and Kathi A. Kreisler’s son, there are no familial relationships among our directors and/or officers. During fiscal 2002, the board of directors held four (4) meetings. As relevant, each nominee for director attended more than 75% of the total number of meetings of the board of directors during the fiscal year ended December 31, 2002.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The board of directors will form an audit committee which will consist of three members of the Delaware Company board. The board of directors does not currently maintain a separate compensation committee or nominating committee. The Delaware Company board will form a separate compensation committee. The functions of the audit committee (or its equivalent) are described in its report, which is included in this proxy statement.

Compensation of Directors

Our directors do not receive compensation pursuant to any standard arrangement for their services as directors. We reimburse all outside directors for travel and lodging expenses related to scheduled board meetings. During fiscal 2002, we granted options to purchase 200,000 shares of the Company's common stock to each outside director for each board meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 1996, Metal Recovery Transportation Corp. ("MRTC") was formed and financed solely by Mr. Lawrence M. Kreisler, Vice Chairman and Chief Technology Officer of the Company to service the Company's transportation needs at a time when the Company was unable to do so. MRTC is licensed to transport hazardous waste in a territory spanning from Michigan to Georgia to Maine. MRTC billed the Company $563,270 and $566,675 in 2002 and 2001, respectively. The Company uses MRTC's fleet to control the Company's distribution logistic at a greatly reduced cost as compared to unaffiliated licensed transporters and MRTC has operated at virtually break-even levels since inception. Mr. L. Kreisler receives no salary or other distribution from MRTC. On May 2, 2003, Veridium Environmental Corporation, a wholly owned subsidiary of the Company, completed its acquisition of MRTC from the Company’s Vice Chairman for debt totaling $370,000, plus the assumption of certain liabilities. The relevant note carries a term of 1 year and an interest rate of 8.5%. The stock of MRTC will be held in escrow pending the effective transfer of MRTC’s hazardous waste transportation permits.

In November 1997, upon ratification by the shareholders, the Company executed a License Agreement with Lawrence Kreisler, Vice Chairman and Chief Technology Officer of the Company. Mr. L. Kreisler granted the Company an exclusive license to Mr. L. Kreisler's patent rights. Mr. L. Kreisler is to receive a royalty fee based on a per gallon rate which differs according to the type and quantity of material processed. The License Agreement has a minimum 15-year term which time changes to 5-year evergreen term. In accordance with the License Agreement, the condition upon which royalty payments begin to accrue has to be satisfied by the Company before the obligation to pay royalties begins. The Company provided no financial support for any improvements or related inventions to Mr. L. Kreisler's processes, which might or have resulted in additional patents being issued to Mr. L. Kreisler. In March 2002, the Company’s Board of Directors approved the issuance of 10,000,000 shares of restricted common stock of the Company to the Vice Chairman as a deposit against a buy-out of the license agreement and acquisition of the underlying patents. The shares issued had a fair value of $600,000, which is included in deposits on patent acquisition from related party as of December 31, 2002. As an additional deposit, the Company assigned all rights and interests in certain notes receivable totaling $4,508,929 to Mr. L. Kreisler as of December 31, 2002. On April 30, 2003, the Company entered into a Memorandum of Understanding with Mr. L. Kreisler to complete the buy-out of the license agreement and acquire the underlying patents. The purchase price was based on an independent appraisal of the technologies. The balance due to seller, after applying deposits to the purchase price, shall be paid at closing in the form of a 10 year note payable secured against equity of the Company and the acquired technologies. The note will bear interest at a rate of two percent per annum. This transaction is expected to close in the third quarter of 2003.

During 2001, 2002 and 2003, each of Kevin Kreisler and Larry Kreisler were issued 4,358,364 and 3,244,031 shares of common stock, respectively, as payment in lieu of $420,489 and $310,032, respectively, in salary and 3,968,395 and 5,984,492 shares of common stock, respectively, as reimbursement for $552,629 and $434,453 advanced to the Company, respectively, by each of them to satisfy Company operating expenses.

During 2001 and 2002, the Company utilized the services of Cyngularity Corporation for development and administration of its various management information systems. Cyngularity is majority-owned by Mr. Kevin Kreisler's spouse.

Included in the long-term debt of the Company is a note payable for $100,000 to an individual who served on the Company's Board of Directors for 2001 and part of 2002. Interest expense on this note was approximately $6,500 in 2002 and 2001.

During 2002, certain officers and immediate family members loaned the Company an additional $612,192. The Company made payments against these loans in the amount of $157,353 and issued 10,466,500 shares of common stock with a fair value of $637,990 to further reduce the balance outstanding.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our executive officers and significant employees are as follows:

Name	Age	Capacities in which currently serving
Kevin Kreisler	30	Chairman, President and Chief Executive Officer
Lawrence Kreisler	56	Vice Chairman, Chief Technology Officer
John Armas	47	Chief Financial Officer
James Green	49	Chief Marketing Officer
Richard Krablin	58	Chief Compliance Officer

Each person selected to become an executive officer has consented to act as such and there are no arrangements or understandings between the executive officers or any other persons pursuant to which he or she was or is to be selected as an officer. For a description of the backgrounds of Kevin Kreisler, Lawrence Kreisler and Richard Krablin, see Identification of Directors.

John Armas, the Company’s Chief Financial Officer, has held senior financial and managerial posts at several large public and private companies, from RCA, Inc. to USA Detergents, Inc. to Prins Recycling Corp. Notably, as the Chief Financial Officer of Prins Recycling, Mr. Armas played an integral role in the rapid scaling of a public, multi-facility recycling company. Mr. Armas holds an M.B.A. and a B.A. in accounting.

James Green, the Company's chief Marketing Officer and president of Veridium's environmental services division, was recently the vice president and an owner of Jones’ environmental services division. Mr. Green was formerly employed as the Chief Operations Officer for Heritage Environmental Services, and as Vice President for Laidlaw, Inc., where he was responsible for what is now the chemical services division of Clean Harbors, with 24 operations in North America, over 1500 employees and $200MM in revenue. He has also served as president of North East Solvents, where he grew a $40 million company from sales of $4 million within four years before being acquired by Laidlaw, Inc. As the head of Jones’ environmental services division, Green has grown Jones’ sales by more than 400% in four years, from $3.6 million to $14 million. Profits have grown from break-even to over $900,000 in 2001. Mr. Green has worked extensively with Mr. Kevin Kreisler to develop the Company’s markets and integrate several of the Company’s and Jones’ business practices since the Company executed a joint venture agreement with Jones in May 2000. Mr. Green holds undergraduate and advanced degrees in biochemistry and medicinal chemistry and has participated in executive MBA programs. Mr. Green is the chief marketing officer of the Company and the president of Veridium’s environmental services division.

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid by the Company during the fiscal years ended December 31, 2002 and 2001 to or on behalf of the Company’s President and the other named executive officers of the Company (hereinafter referred to as the “Named executive officers”) for services rendered in all capacities to the Company whose total aggregate salary and bonus exceeded $100,000:

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation	All Other Compensation
		Salary	Bonus	Other	Options	-
Kevin E. Kreisler, President and CEO	2001	$ -	$ -	$ 924	1,784,102	-
	2002	$ 7,211	$ -	$ -	1,752,012	-
Lawrence M. Kreisler, CTO	2001	$22,512	$ -	$ 4,913	1,282,079	-
	2002	$63,510	$ -	$ -	1,367,975	-
John Armas, CFO	2001	$ -	$ -	$ -	-	-
	2002	$ 5,192	$ -	$ -	-	-

Kevin Kreisler’s employment agreement was revised in March 2003 to provide for a salaried compensation of $150,000 per year. This agreement provides for any deferred salaries to be paid in the form of cash or common stock. Mr. Kreisler was paid at the rate of $30,000 per year commencing in January 2003 and through July 2003 at which time he began to receive salary at the rate of $125,000 per year. Additionally, in 2003 Mr. Kreisler received and exercised 45,058,775 shares of options for common stock pursuant to the performance based provisions of Mr. Kreisler’s employment with the Company. In 2001 and 2002, Mr. K. Kreisler deferred $292,789 in salary, receiving the cash salaries stated in the table above and deferring and loaning the balance of his salary to the Company. These deferments and loans were subsequently satisfied with Common Stock and options to purchase Common Stock of the Company.

Lawrence Kreisler’s employment agreement was revised in March 2003 to provide for a salaried compensation $150,000 per year. This agreement provides for any deferred salaries to be paid in the form of cash or common stock. Mr. L. Kreisler was paid at the rate of approximately $81,000 per year until July 2003 at which time he began to receive salary at the rate of $125,000 per year. Additionally in 2003 Mr. L. Kreisler received and exercised 28,043,400 shares of options for common stock pursuant to the provisions of Mr. Kreisler’s employment agreement with the Company. In 2001 and 2002, Mr. L. Kreisler deferred $268,891 in salary, receiving the cash salaries stated in the table above and deferring and loaning the balance of his salary to the Company. These deferments and loans were subsequently satisfied with Common Stock and options to purchase Common Stock of the Company.

John Armas’ employment agreement with the Company provides for a salaried compensation $150,000 per year. This agreement provides for any deferred salaries to be paid in the form of cash or common stock. Mr. Armas has been paid at the rate of approximately $135,000 per year since the commencement of his employment in December 2002. Additionally, Mr. Armas received 8,250,000 shares of options for common stock which vest and are exercisable upon the satisfaction of performance based conditions.

James Green’s employment agreement with the Company provides for a salaried compensation $150,000 per year. This agreement provides for any deferred salaries to be paid in the form of cash or common stock. Mr. Green was paid at the rate of approximately $135,000 per year since the commencement of his employment in May 2003 through July 2003 at which time he began to receive salary at the rate of $150,000. Additionally, Mr. Green received 14,430,000 shares of options for common stock which vest and are exercisable upon the satisfaction of performance based conditions.

Richard Krablin’s employment agreement with the Company provides for a salaried compensation of $150,000 per year. This agreement provides for any deferred salaries to be paid in the form of cash or common stock. Dr. Krablin was paid on a consulting basis until commencing formal employment with the Company in July 2003 at the rate of approximately $50,000 per year. Additionally, Dr. Krablin received 6,700,000 shares of options for common stock which vest and are exercisable upon the satisfaction of performance based conditions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. During 2001, 2002 and 2003, Kevin Kreisler sold into the public market an aggregate of 6,064,200, 4,305,350 and 811,000 shares of the Company's Common Stock, respectively. Additionally, during 2001, 2002 and 2003, Lawrence Kreisler sold into the public market an aggregate of 4,149,500, 4,451,500 and 1,145,134 shares of the Company's Common Stock, respectively. In connection with these sales, each of Kevin Kreisler and Lawrence Kreisler filed Form 4s in April 2002, July 2002, December 2002 and May 2003, and reported additional Form 4 transactions on their Form 4 filings in February 2001, February 2002 and March 2003. Although all sales of Common Stock were reported on these filings, each transaction was not listed separately, nor were the filings made during the corresponding periods during which each transaction occurred. Additionally, Forms 144 may have been required in connection with such sales of Common Stock in order to comply in all respects with the requirements of the relevant exemption from registration. Other than as disclosed above, based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2002.

Annual Report on Form 10-KSB

In addition to the proxy statement and proxy card, a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001, which is not part of the proxy soliciting material, is enclosed. The annual report on Form 10-KSB is being furnished to you without the exhibits thereto. Upon your request, the Company will provide you with a copy of the exhibits. You may under some circumstances be responsible for the Company's reasonable expenses in furnishing such exhibits.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2004 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than March 29, 2004. A proposal by a shareholder submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company on or before June 13, 2004 or it will be considered untimely.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Kevin E. Kreisler
Chairman, President and Chief Executive Officer

Paterson, NJ
August 25, 2003

KBF Pollution Management, Inc.
1 Jasper Street
Paterson, NJ 07522

KBF POLLUTION MANAGEMENT, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 24, 2003

The undersigned hereby appoints Kevin Kreisler, as Proxy, with power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the shares of Common Stock of KBF Pollution Management, Inc. (the "Company") held by the undersigned of record on July 31, 2003, at the Annual meeting of the shareholders of the Company to be held on September 24, 2003 and at any and all adjournments thereof, and hereby revokes all former proxies:

1. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split and to decrease the number of authorized shares of Common Stock of the Company from 500,000,000 to 50,000,000.

___ FOR	___ AGAINST	___ ABSTAIN

2. Approve the amendment of the Company's certificate of incorporation to authorize 5,000,000 shares of a new class of "blank check" preferred stock.

___ FOR	___ AGAINST	___ ABSTAIN

3. Approve the reincorporation of the Company in the State of Delaware (the "Reincorporation"), to be effected pursuant to an Agreement and Plan of Merger, by and between the Company and Veridium Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Delaware Company") pursuant to which the Company will merge with and into the Delaware Company and the Delaware Company will survive the Merger.

___ FOR	___ AGAINST	___ ABSTAIN

4. Approve the 2003 Stock Option/Stock Issuance Plan.

___ FOR	___ AGAINST	___ ABSTAIN

5. FOR or WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

Kevin E. Kreisler (3 year term)
Lawrence M. Kreisler (3 year term)
Chris Jones (2 year term)
Ron Pagano (2 year term)
Stephen Lewen (2 year term)
James Hanrahan (1 year term)
Rich Krablin (1 year term)

___ FOR ALL NOMINEES

___ WITHHOLD AUTHORITY
(To withhold authority to vote for an individual nominee, write the nominee’s name on the line provided below)

_____________________________

6. Ratify the selection of Withum, Smith & Brown as the Company’s independent auditors for the fiscal year ending December 31, 2003.

___ FOR	___ AGAINST	___ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY PROPOSAL LISTED ABOVE.

Dated ___________________________, 2003

_____________________________________
Signature

_____________________________________
Signature if held jointly

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Exhibit A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July ___ , 2003 (the "Merger Agreement"), between KBF Pollution Management, Inc., a New York corporation (the "Company"), and Veridium Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (the "Delaware Company").

WHEREAS, on the date hereof, the Company has authority to issue 500,000,000 shares of Common Stock, par value $.00001 per share (the "New York Common Stock"), of which 375,397,705 shares are issued and outstanding and options to purchase 104,242,210 shares are outstanding.

WHEREAS, on the date hereof the Delaware Company has authority to issue 50,000,000 shares of Common Stock, par value $.001 per share (the "Delaware Common Stock"), of which no shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding;

WHEREAS, the respective Boards of Directors of the Company and the Delaware Company have determined that it is advisable and in the best interests of each of such corporations that the Company merge with and into the Delaware Company upon the terms and subject to the conditions set forth herein for the purpose of effecting the change of the state of incorporation of the Company from New York to Delaware;

WHEREAS, the respective Boards of Directors of the Company and the Delaware Company have by resolutions duly adopted, approved this Merger Agreement;

WHEREAS, the Company has approved this Merger Agreement in its capacity as the sole stockholder of the Delaware Company; and

WHEREAS, the Board of Directors of the Company has directed that this Merger Agreement be submitted to a vote of its stockholders at the Annual Meeting of stockholders to be held on August 27, 2003, or at any and all adjournments thereof;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the Company and the Delaware Company hereby agree as follows:

1. Merger. The Company shall be merged with and into the Delaware Company (the "Merger"), and the Delaware Company shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of filing an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of New York and an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

2. Governing Documents. The Certificate of Incorporation of the Delaware Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The By-laws of the Delaware Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation without change or amendment unless and until thereafter amended in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Corporation and applicable law.

3. Succession. At the Effective Time, the separate corporate existence of the Company shall cease, and the Delaware Company shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and the Delaware Company shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all outstanding indebtedness of the Company, all in the manner and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

4. Directors. The directors and the members of the various committees of the Board of the Company immediately prior to the Effective Time shall be the directors and members of such committees of the Surviving Corporation at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5. Officers. The officers of the Company immediately preceding the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time until their successors are duly elected and qualified.

6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a) every twenty (20) shares of New York Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one (1) fully paid and nonassessable share of Delaware Common Stock;

(b) each share of Delaware Common Stock issued and outstanding in the name of the Company immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of the Delaware Company shall be issued in respect thereof.

8. Employee Option and Benefit Plans. Each option or other right to purchase or otherwise acquire shares of New York Common Stock evidenced by an option agreement (an "Option") or granted under any employee option, stock purchase or other benefit plan of the Company (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to acquire (and the Delaware Company hereby assumes the obligation to deliver) 1/20th number of shares of Delaware Common Stock, at an exercise price equal to twenty times the exercise price specified before the Merger, resulting in approximately the same aggregate price being required to be paid thereof upon exercise as immediately preceding the Merger, and upon the same terms, and subject to the same conditions, as set forth in the respective Plan as in effect immediately prior to the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of the Plans as is equal to the proportional number of shares of New York Common Stock so reserved immediately prior to the Effective Time. The Delaware Company hereby assumes, as of the Effective Time, (i) the Plans and all obligations of the Company under the Plans, including the outstanding options, stock purchase rights or awards or portions thereof granted pursuant to the Plans and the right to grant additional options and stock purchase rights thereunder, (ii) all obligations of the Company under all other benefit plans in effect as of the Effective Time with respect to which employee rights or accrued benefits are outstanding as of the Effective Time and (iii) all obligations of the Company under any Options.

9. Conditions to the Merger. The consummation of the Merger and the other transactions herein provided is subject to receipt prior to the Effective Time of the requisite approval of the Merger by the holders of New York Common Stock pursuant to the New York Business Corporation Law.

10. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of New York Common Stock or other securities of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock or other securities of the Delaware Company, as the case may be, into which the shares of New York Common Stock or other securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock or other securities of the Delaware Company, as the case may be, evidenced by such outstanding certificate, as above provided.

11. Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time; provided, however, that no amendment, modification or supplement may be made after the adoption of this Merger Agreement by the stockholders of the Company which changes this Merger Agreement in a way which, in the judgment of the Board of Directors of the Company, would have a material adverse effect on the stockholders of the Company, unless such amendment, modification or supplement is approved by such stockholders.

12. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the stockholders of the Company, by action of the Board of Directors of the Company if:

(a) the conditions specified in Section 9 hereof shall not have been satisfied or waived; or

(b) the Board of Directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the merger would be inadvisable or not in the best interests of the Company and its stockholders.

13. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

15. New York Appointment. The surviving Corporation hereby agrees that it may be served with process in the State of New York in any action or special proceeding for enforcement of any liability or obligation of the Company, the Delaware Company or the Surviving Corporation arising from the Merger. The Surviving Corporation appoints the Secretary of State of the State of New York as its agent to accept service of process of any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State of the State of New York to the Surviving Corporation at 18 East 48th Street, New York, New York 10017 c/o David Halperin P.C.

16. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and the Delaware Company have caused this Merger Agreement to be executed and delivered as of the date first above written.

KBF POLLUTION MANAGEMENT, INC.
a New York corporation

By:
-------------------------------------------

Name: Kevin Kreisler
-----------------------------------------

Title: President and Chief Executive Officer

VERIDIUM CORPORATION
a Delaware corporation

By:
-------------------------------------------

Name: Kevin Kreisler
-----------------------------------------
Title: President and Chief Executive Officer

Exhibit B

Certificate of Incorporation of Veridium Corporation

Exhibit C

CERTIFICATE OF INCORPORATION
OF
VERIDIUM CORPORATION

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

ARTICLE I
Name

The name of the corporation is VERIDIUM CORPORATION (the “Corporation”).

ARTICLE II
Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III
Incorporator

The name and mailing address of the Incorporator are as follows:

Steven Robert Lehr, Esq.
Steven Robert Lehr, P.C.
33 Clinton Road, Suite 100
West Caldwell, New Jersey 07006

ARTICLE IV
Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE V
Capital Stock

(a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock").

(b) Common Stock.

(1) Designation and Amount. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Common Stock, shall be as set forth in this Article V(b). The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of any issued shares of Preferred Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

(2) Voting. Except as provided in this Certificate of Incorporation or by applicable law, each holder of Common Stock (“Common Stockholder”) shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

(3) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts, if any, which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation.

(c) Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.
The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(1) the dividend rate, if any, on shares of such series, the time of payment and the date from which dividends shall be accumulated, if dividends are to by cumulative;

(2) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(3) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(4) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(5) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(6) the rights of the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation; and

(7) any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to such series.

ARTICLE VI
Board of Directors

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot.

ARTICLE VII
Bylaws

After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of §109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of §141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

ARTICLE VIII
Limitation of Liability

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

ARTICLE IX
Indemnification

The Corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE X
Amendment and Repeal

From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article X.

The effective time of the Certificate of Incorporation of the Corporation, and the time when the existence of the Corporation shall commence, shall be the date of filing of this Certificate of Incorporation with the Secretary of State of Delaware.

Date: JANUARY 29, 2003 By:______________________________________
STEVEN ROBERT LEHR, ESQ.,
STEVEN ROBERT LEHR, P.C.,
Incorporator

Bylaws of Veridium Corporation

BY-LAWS

OF

VERIDIUM CORPORATION

1. MEETINGS OF STOCKHOLDERS.

1.1 Annual Meeting. The annual meeting of stockholders shall be held on the first Tuesday of March in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").
1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or the chairman and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.
1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the officers or stockholders requesting the meeting.
1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.
1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.
1.6 Voting; Proxies. Each stockholder of record shall be entitled to one vote for each share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by section 1.8. Directors shall be elected in the manner provided in section 2.1. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.
1.7 List of Stockholders. Not fewer than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.
1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.
2. BOARD OF DIRECTORS.
2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the entire Board, which initially shall consist of Seven (7) directors, but may be increased to up to Fifteen (15) without further action hereunder. The number of directors may be changed by resolution of a majority of the Board or by the holders of a majority of the shares entitled to vote, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors the corporation would have, if there were no vacancies on the Board.
2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.10. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.
2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.
2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.6. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5 Special Meetings. Special meetings of the Board may be called by the chairman or by a majority of the directors.
2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.
2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.
2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the chairman, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.
2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.
2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.
3. COMMITTEES.
3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.
3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.
3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.
4. OFFICERS.
4.1 Number; Security. The executive officers of the corporation shall be the chairman, a chief executive officer, a president, one or more vice presidents (including an executive vice president, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The board may require any officer, agent or employee to give security for the faithful performance of his duties.
4.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 4.4.
4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.
4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chairman, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the chairman.
4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.
4.6 The Chairman. The Chairman of the Board shall preside over all meetings of the board at which he is present, and shall have such other powers and duties as chairmen of the boards of corporations usually have or the Board assigns to him.
4.7 The Chief Executive Officer. Subject to the control of the Board, the chief executive officer of the corporation shall manage and direct the daily business and affairs of the corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation and shall preside at all meetings of the stockholders if present thereat, and in the absence of the Chairman of the Board of Directors have such powers and perform such duties as the Board or the chairman may from time to time prescribe or as may be prescribed in these By-laws, and in the event of the absence, incapacity or inability to act of the chairman, then the chief executive officer shall perform the duties and exercise the powers of the chairman.
4.8 President. The president shall have such powers and perform such duties as the Board or the chairman may from time to time prescribe or as may be prescribed in these By-laws.
4.9 Vice President. Each vice president shall have such powers and duties as the Board or the chairman assigns to him.
4.10 The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.
4.11 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.
4.12 Salaries. The Board may fix the officers salaries, if any, or it may authorize the chairman to fix the salary of any other officer.
5. SHARES.
5.1 Certificates. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chairman, chief executive officer, president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

5.2 Transfers. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.
5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.
6. INDEMNIFICATION AND INSURANCE.
6.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 6.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
6.2 Right of Claimant to Bring Suit. If a claim under section 6.1 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the corporation (including its Board, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.
6.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section 6 shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
6.4 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.
6.5 Expenses as a Witness. To the extent any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.
6.6 Indemnity Agreements. The corporation may enter into agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by Delaware law.
7. MISCELLANEOUS.
7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.
7.2 Fiscal Year. The Board may determine the corporation's fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be December 31.
7.3 Voting of Shares in Other Corporations. Shares in other corporations held by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.
7.4 Amendments. By-laws may be amended, repealed or adopted by the stockholders.